Exhibit 21.1
Subsidiaries of Thermon Group Holdings, Inc.

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
THERMON GROUP HOLDINGS, INC.	Delaware, United States
THERMON, INC.	Texas, United States
CCI THERMAL TECHNOLOGIES DELAWARE, INC.	Delaware, United States
FLATWORK TECHNOLOGIES, LLC.	Nevada, United States
GREENHEAT IP HOLDINGS, LLC.	Utah, United States
WARMGUARD, LLC.	Utah, United States
HEAT AUTHORITY, LLC.	Utah, United States
THERMON AUSTRALIA PTY. LTD.	Australia
THERMON CANADA INC.	Alberta, Canada
THERMON CANADA SERVICES, INC.	Alberta, Canada
THERMON DEUTSCHLAND GMBH	Germany
THERMON EURASIA LLC	Federation of Russia
THERMON EUROPE B.V.	Netherlands
THERMON JAPAN LIMITED.	Japan
THERMON FRANCE SAS	France
THERMON HEAT TRACING & ENGINEERING (SHANGHAI) CO. LTD.	Republic of China
THERMON HEAT TRACING SERVICES - I, INC.	Texas, United States
THERMON HEATING SYSTEMS USA, INC.	Colorado, United States
THERMON HOLDING CORP.	Delaware, United States
THERMON INDIA PRIVATE LIMITED	Republic of India
THERMON KOREA, LIMITED.	Republic of Korea
THERMON LATINOAMERICA, S. DE R.L. DE C.V.	United States of Mexico
THERMON MIDDLE EAST WLL	Bahrain
THERMON (U.K.) LIMITED	United Kingdom